Exhibit 99.3

NEW WINDSOR BANCORP, INC.
Consolidated Statement of Condition (unaudited)

March 31,
2017
ASSETS
Cash and due from banks	$4,474,480
Interest-bearing deposits in other banks	4,684,107
Federal funds sold and other overnight investments	250,000
Investment securities available-for-sale, at fair value	22,550,430
Restricted stock	417,102
Loans held for sale	94,000
Loans	268,329,890
Less: Allowance for credit losses	(2,829,364)
Loans, net	265,500,526
Premises and equipment, net	7,947,372
Other real estate owned	107,327
Deferred income taxes	1,432,147
Investment in bank-owned life insurance	3,094,194
Accrued interest receivable and other assets	3,589,007
Total assets	$314,140,692

LIABILITIES
Noninterest-bearing deposits	$75,566,591
Interest-bearing deposits	209,977,963
Total deposits	285,544,554

Short-term debt	—
Long-term debt	5,000,000
Accrued interest payable and other liabilities	907,186
Total liabilities	291,451,740

STOCKHOLDERS’ EQUITY
Common stock - $.01 par value; 10,000,000 shares authorized; 1,008,422, 1,005,506 and 1,004,362 shares issued and outstanding, respectively	10,086
Surplus	15,712,726
Retained earnings	7,196,421
Accumulated other comprehensive (loss) income	(230,281)
Total stockholders’ equity	22,688,952
Total liabilities and stockholders’ equity	$314,140,692

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended March 31,
	2017	2016
INTEREST INCOME
Interest and fees on loans	$2,960,811	$2,912,194
Interest on deposits in other banks	11,129	2,411
Interest on federal funds sold and other overnight investments	478	—
Interest on investment securities:
Taxable	79,763	92,786
Tax-exempt	6,332	8,235
Total interest income	3,058,513	3,015,626
INTEREST EXPENSE
Interest on deposits	319,914	247,983
Interest on short-term debt	—	19,979
Interest on long-term debt	79,875	79,875
Total interest expense	399,789	347,837
Net interest income	2,658,724	2,667,789
Provision for credit losses	—	—
Net interest income after provision for credit losses	2,658,724	2,667,789
NONINTEREST INCOME
Service charges on deposit accounts	192,101	210,101
Gain (loss) on sale of AFS investment securities	—	—
Asset management income	74,700	67,878
Mortgage banking revenue	94,597	89,614
VISA Check Card fee income	122,221	115,663
Net gain on sale of ORE	633	637
Earnings on investment in bank-owned life insurance	—	—
Other income	103,738	86,233
Total noninterest income	587,990	570,126
NONINTEREST EXPENSE
Salaries and employee benefits	1,552,428	1,432,868
Net occupancy expense	255,940	256,531
Equipment expense	188,194	175,203
Marketing	15,563	26,864
Operating supplies	15,431	23,489
Outside services and data processing fees	398,124	383,604
Telecommunications	51,628	48,799
Directors’ fees	34,350	44,200
Net loss on other real estate owned	—	1,150
Other loan expense	21,433	43,968
FDIC and regulatory	50,405	51,436
Merger related	139,611	—
Other expense	106,171	144,089
Total noninterest expense	2,829,278	2,632,201
Income before income tax	417,436	605,714
Income tax expense	211,081	241,706
NET INCOME	$206,355	$364,008

Per Share Data:
Net income - basic and diluted:	$0.20	$0.36
Cash dividends paid	$0.06	$0.06
Average shares outstanding	1,007,617	1,002,275

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Comprehensive Income (unaudited)

	For the Three Months Ended March 31,
	2017	2016
Net Income	$206,355	$364,008

Other comprehensive income (loss), before tax:
Securities available for sale:
Unrealized holding gains arising during period	124,558	150,688
Reclassification adjustment for net gains losses included in net income	—	—
Other comprehensive income, before tax:	124,558	150,688
Income tax effect	49,132	59,439
Other comprehensive income, net of tax	75,426	91,249

TOTAL COMPREHENSIVE INCOME	$281,781	$455,257

See accompanying notes to consolidated financial statements

NEW WINDSOR BANCORP, INC.

Consolidated Statement of Changes in Stockholders’ Equity (unaudited)

	For the Three Months Ended March 31, 2017
				Accumulated
				Other		Total
	Common		Retained	Comprehensive		Stockholders’
	Stock	Surplus	Earnings	Income (Loss)		Equity
Balances at January 1, 2017	$10,057	$15,665,319	$7,050,466	$(305,707)		$22,420,135
Net income			206,355			206,355
Net change in other comprehensive
income (loss)				75,426		75,426
Cash dividend of $0.06 per share			(60,400)			(60,400)
Issuance of additional shares	29	47,407				47,436
Balances at March 31, 2017	$10,086	$15,712,726	$7,196,421	$(230,28	1)	$22,688,952

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$206,355	$364,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,233	117,706
Provision for credit losses	—	—
Deferred income taxes	(48,901)	16,268
Originations of loans held for sale	(1,733,116)	(4,486,751)
Proceeds from sales of loans held for sale	4,258,608	3,219,703
Net gain on sale of loans held for sale	(76,277)	(58,457)
Earnings on investment in bank-owned life insurance	(25,535)	—
Net gain on sale of AFS investment securities	—	—
Net gain on sale/writedown of other real estate owned	—	1,150
Net deferred gain on sale of other real estate owned	—	—
Net changes in:
Accrued interest receivable and other assets	(1,970,151)	488,048
Accrued interest payable and other liabilities	(170,185)	(292,666)
Net cash provided by operating activities	571,031	(630,991)
Cash Flows from Investing Activities:
Proceeds from maturities, calls and principal payments
of investment securities - AFS	748,973	1,934,742
Proceeds from sales of investment securities - AFS	—	—
Purchases of investment securities - AFS	—	—
Increase in interest bearing deposits in other banks	(1,960,112)	(2,853,011)
Increase in restricted stock	(12,300)	275,500
Increase in loans, net	(3,439,531)	(529,246)
Purchase of bank-owned life insurance	—	—
Proceeds from sales of other real estate owned	—	74,250
Purchase of premises and equipment	(5,360)	(43,376)
Proceeds from sales of premises and equipment	802	—
Net cash used in investing activities	(4,667,528)	(1,141,141)
Cash Flows from Financing Activities:
Increase in deposits	5,713,113	3,538,024
Repayments of long-term debt	—	—
(Decrease) increase in short-term debt, net	—	(6,750,000)
Issuance of additional shares of common stock	47,436	32,343
Cash dividends paid	(60,400)	(60,094)
Net cash provided by financing activities	5,700,149	(3,239,727)
Net increase in Cash and Due from Banks	1,603,652	(5,011,859)
Cash and Due from Banks at Beginning of Year	2,870,828	7,415,776
Cash and Due from Banks at End of Year	$4,474,480	$2,403,917
Supplemental Cash Information:
Cash payments for interest	$407,319	$347,067
Cash payments for income taxes	—	—
Loans transferred to other real estate owned	—	—

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2017

(unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of New Windsor Bancorp, Inc. (the “Bancorp”) and its wholly owned subsidiaries, New Windsor State Bank (the “Bank”) and New Windsor Capital Trust I, as well as one indirect subsidiary, New Windsor Holdings, LLC (a subsidiary of the Bank), referred collectively as the “Company”. All significant intercompany balances and transactions between the parent corporation and its subsidiaries have been eliminated. The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America and to general practices within the banking industry. We have evaluated subsequent events for potential recognition or disclosure through the date of the report.

Nature of Operations

The Company, through its bank subsidiary, conducts full service commercial banking operations in Carroll County, Maryland. The primary financial services provided include real estate, commercial and consumer lending as well as offering demand deposits and savings products. The Company, through a broker/dealer relationship, also offers full service brokerage products such as mutual funds, annuities, insurance as well as stocks and bonds.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for credit losses, other than temporary impairment of investment securities and deferred tax assets.

Income Per Common Share

Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year including any potential dilutive common stock equivalents outstanding, such as options and warrants.

All previously reported items have been restated to reflect the 5% stock dividend, in the form of a stock split, declared on January 20, 2015 to shareholders of record on January 30, 2015 and payable on February 13, 2015.

Subsequent Events

Subsequent events have been evaluated for potential recognition and / or disclosure through September 12, 2017, which is the date these consolidated financial statements were available to be issued.

2.   PENDING MERGER

On November 21, 2016, New Windsor and New Windsor State Bank and ACNB Corporation (“ACNB”) and, its wholly-owned subsidiaries, ACNB Bank and ACNB South Acquisition Subsidiary, LLC (“Acquisition Subsidiary”) entered into an Agreement and Plan of Reorganization (the “Agreement”) which provides that, subject to the terms and conditions set forth in the Agreement, New Windsor will merge with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, as soon as practicable after the merger of New Windsor with and into Acquisition Subsidiary, New Windsor State Bank will merge with and into ACNB Bank.

Subject to the terms and conditions of the Agreement and at the election of the New Windsor stockholders, each share of New Windsor common stock will be converted into the right to receive one of the following: (i) 1.10 shares of ACNB common stock or (ii) $30 in cash. Such election, however, is subject to the limitation that, including dissenting shares and cash paid in lieu of fractional shares, the total merger consideration shall be subject to an allocation procedure such that the total consideration paid will be 15% in cash and 85% in ACNB common stock.

The Agreement contains customary representations and warranties from the parties, and the parties have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to (1) conduct of their respective businesses during the interim period between execution of the Agreement and the closing of the merger, (2) New Windsor’s obligation to facilitate its stockholders’ consideration of, and voting upon, the necessary approval and adoption of the Agreement, (3) the recommendation of the board of directors of New Windsor in favor of the necessary approval by its stockholders, (4) New Windsor’s non-solicitation obligations relating to alternative business combinations, and (5) the addition of two (2) members of New Windsor’s current board members to the boards of directors of ACNB and ACNB Bank.

The board of directors of ACNB and New Windsor have unanimously approved the Agreement. The Agreement and the transactions contemplated by it are subject to the approval of New Windsor’s stockholders, regulatory approvals, and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

Merger related expenses incurred during the first three months of 2017 totaled $139,611 and included accounting and legal services. A tax benefit of $3,156 was recognized related to these expenses as the majority were not tax deductible.

3.   FAIR VALUE MEASUREMENTS

ASC Topic 820, Fair Value Measurements clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under ASC Topic 820, fair value measurements are not adjusted for transaction costs. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below.

Level 1                           Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2                           Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3                           Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by ASC Topic 820, the Company does not adjust the quoted price for such instruments.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified as Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of real estate collateral is determined based on appraisal by qualified licensed appraisers hired by the Company. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

3.   FAIR VALUE MEASUREMENTS (continued)

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. The estimated fair value for other real estate owned included in Level 3 is determined by independent market based appraisals and other available market information, less cost to sell, that may be reduced further based on market expectations or an executed sales agreement. If the fair value of the collateral deteriorates subsequent to initial recognition, the Company records the OREO as a nonrecurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.

The following table sets forth the Company’s financial assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of March 31, 2017:

			Significant
			Other	Significant
	Carrying	Quoted	Observable	Unobservable
	Value	Prices	Inputs	Inputs
	(Fair Value)	(Level 1)	(Level 2)	(Level 3)

Investment securities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government agencies	$8,646,535	$—	$8,646,535	$—
Obligations of states and political subdivisions	1,382,073	—	1,382,073	—
Residential mortgage-backed securities	12,377,875	—	12,377,875	—
Other equity securities	143,947	143,947	—	—
Total investment securities available-for-sale	$22,550,430	$143,947	$22,406,483	$—

The following table sets forth the Company’s financial assets and liabilities that were accounted for or disclosed at fair value on a nonrecurring basis as of March 31, 2017:

			Significant
			Other	Significant
	Carrying	Quoted	Observable	Unobservable
	Value	Prices	Inputs	Inputs
	(Fair Value)	(Level 1)	(Level 2)	(Level 3)

Other real estate owned	$107,327	$—	$—	$107,327
Repossessed assets	—	—	—	—
Impaired loans, net:
Construction and land development	—	—	—	—
Residential real estate - mortgage	5,120,730	—	—	5,120,730
Commercial real estate - mortgage	4,113,112	—	—	4,113,112
Commercial and industrial	314,430	—	—	314,430
Consumer	—	—	—	—
Total impaired loans, net	$9,548,272	$—	$—	$9,548,272

3.   FAIR VALUE MEASUREMENTS (continued)

The following table is a reconciliation of the fair value measurement of other real estate owned to the amount recorded on the consolidated statements of financial condition:

Other real estate owned at fair value	$150,000
Estimated selling costs and other adjustments	42,673
Other real estate owned	$107,327

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements:

	Valuation techniques	Unobservable inputs	Range (weighted avg.)
Impaired loans — Collateral dependent	Third party appraisal	Management discount for property type, lien position and recent market volatility	0 - 30% (2%)
Other real estate owned	Third party appraisal	Management discount for property type and recent market volatility	n/a

4.   INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities available-for-sale at March 31, 2017 are as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Treasury securities and obligations of U.S. government agencies	$8,664,021	$9,638	$27,124	$8,646,535
Obligations of states and political subdivisions	1,376,507	5,583	17	1,382,073
Residential mortgage-backed securities	12,829,553	4,287	455,965	12,377,875
Total debt securities	22,870,081	19,508	483,106	22,406,483
Other equity securities	68,640	75,307	—	143,947
Total investment securities available-for-sale	$22,938,721	$94,815	$483,106	$22,550,430

The estimated fair value of debt securities at March 31, 2017 by contractual maturity are shown in the following chart. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	1 Year or Less		Over 1-5 Years		Over 5-10 Years		Over 10 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury securities and obligations of U.S. government agencies	$2,497,170	0.93%	$6,059,052	1.29%	$—	—	$90,313	1.20%	$8,646,535	1.18%
Obligations of states and political subdivisions	510,320	1.10%	871,753	1.84%	—	—	—	—	1,382,073	1.57%
Residential mortgage-backed securities	—	—	—	—	1,961,330	1.59%	10,416,545	2.03%	12,377,875	1.96%
Total debt securities	$3,007,490	0.96%	$6,930,805	1.36%	$1,961,330	1.59%	$10,506,858	2.03%	$22,406,483	1.64%

4. INVESTMENT SECURITIES (continued)

Gross unrealized losses and fair value by length of time that the individual available-for-sale debt securities have been in a continuous unrealized loss position at March 31, 2017 are as follows:

		Continuous Unrealized
		Losses Existing for:		Total
	Estimated	Less Than	More Than	Unrealized
	Fair Value	12 Months	12 Months	Losses

U.S. Treasury securities and obligations of U.S. government agencies	$6,547,163	$26,943	$181	$27,124
Obligations of states and political subdivisions	253,665	17	—	17
Residential mortgage-backed securities	11,705,204	455,053	912	455,965
	$18,506,032	$482,013	$1,093	$483,106

There were twenty-nine securities with unrealized losses as of March 31, 2017. The unrealized losses on debt securities are the result of market changes in interest rates since the original purchase. This factor coupled with the fact the Company has both the intent and ability to hold these investments for a period of time sufficient to allow for any anticipated recovery in fair value substantiates that the unrealized losses in the available-for-sale portfolio are temporary. The Company does not believe it is more likely than not that it will be required to sell these securities before the anticipated recovery in value.

There were no sales of investment securities during the first three months of 2017 or 2016.

At March 31, 2017, investments available-for-sale with a carrying value of $19,749,000 were pledged as collateral for certain government deposits and for other purposes as required or permitted by law. The outstanding balance of no single issuer, except for U.S. government and U.S. government agency securities, exceeded ten percent of stockholders’ equity at March 31, 2017.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES

The Company’s loan portfolio is broken down into segments to an appropriate level of disaggregation to allow management to monitor the performance by the borrower and to monitor the yield on the portfolio consistent with the provisions of ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Loan Losses. At March 31, 2017, loans were as follows:

Construction and land development	$16,841,080
Residential real estate - mortgage	95,887,506
Commercial real estate - mortgage	141,570,423
Commercial and industrial	10,723,221
Consumer	3,307,660
Total loans	$268,329,890

The risks associated with lending activities differ among the various loan types and are subject to the impact of changes in interest rates, market conditions of collateral securing the loans, and general economic conditions. All of these factors may adversely impact the borrower’s ability to repay its loans and impact the associated collateral.

Construction and land development loans consist of 1-4 family residential and commercial construction and land development loans. The risk of loss on these loans is largely dependent on the Company’s ability to assess the property’s value at the completion of the project which should exceed the property’s construction costs. During the construction phase, a number of factors could potentially negatively impact the collateral value, including cost overruns, delays in completing the project, competition and real estate market conditions which may change based on the supply of similar properties in the area. In the event the collateral value at the completion of the project is not sufficient to cover the outstanding loan balance, the Company must rely upon other repayment sources, including the guarantors of the project or other collateral securing the loan. The Company attempts to mitigate credit risk through strict underwriting standards including evaluation of the credit worthiness of the borrower and their success in other projects, release fees, adequate loan-to-value ratios and continual monitoring of the project during its construction phase to determine the impact that overruns and delays may have on the project.

Residential real estate — mortgage includes mortgage loans with the underlying 1-4 family or multifamily residential property (primarily owner-occupied) securing the credit. The Company’s risk exposure is minimized in these types of loans through the evaluation of the credit worthiness of the borrower, including credit scores and debt-to-income ratios and underwriting standards which limits the loan-to-value ratio to generally no more than 80% unless the borrower obtains private mortgage insurance. The Company sells the majority of its fixed rate residential mortgage originations in the secondary market and does not retain the servicing.

Residential real estate — mortgage also includes home equity loans and lines of credit. These present a slightly higher risk to the Company than 1-4 family first lien mortgages as they can be first or second liens on the underlying property. However, these loans are generally limited with respect to loan-to-value ratios and the credit worthiness of the borrower is considered including credit scores and debt-to-income ratios.

Commercial real estate — mortgage includes various types of loans which have differing levels of credit risk associated with them. Owner-occupied commercial real estate loans are generally dependent upon the successful operation of the borrower’s business, with the cash flows generated from the business being the primary source of repayment of the loan. If the business suffers a downturn in sales or profitability, the borrower’s ability to repay the loan could be in jeopardy. In order to minimize this credit risk, the Company has conservative underwriting standards which include the credit worthiness of the borrower, a limitation on loan amounts to the value of the property securing the loan, and strong debt service coverage ratios. Non-owner occupied commercial real estate loans present a different credit risk to the Company than owner-occupied commercial real estate, as the repayment of the loan is dependent upon the borrower’s ability to generate a sufficient level of occupancy to produce rental income that exceeds debt service requirement and operating expenses. Lower occupancy or lease rates may result in reduction in cash flows, which hinder the ability of the borrower to meet debt service requirements, and may result

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

in lower collateral values. The Company generally follows the same underwriting standards for these loans as with owner-occupied commercial real estate, but recognizes the greater risk inherent in these credit relationships in its loan pricing and loan-to-value requirements.

Commercial and industrial loans include advances to local and regional businesses for general commercial purposes and include permanent and short-term working capital, machinery and equipment financing, and may be in the form of either lines of credit or term loans. Although commercial and industrial loans may be unsecured to the highest rated borrowers, the majority of these loans are secured by the borrower’s accounts receivable, inventory and machinery and equipment. In a majority of these loans, the collateral also includes the business owner’s personal guarantee as well as personal real estate and assets. Commercial and industrial loans present credit exposure to the Company as they are susceptible to risk of loss during a downturn in the economy, as the borrower may have greater difficulty in meeting their debt service requirements and the value of collateral may decline. The Company attempts to mitigate this risk through strict underwriting standards, including evaluation of the credit worthiness of the borrower. Additionally, monitoring of the loans through annual renewals and meetings with the borrowers are common. However, these procedures cannot eliminate the risk of losses associated with these loans.

Consumer loans consist primarily of automobile loans made on a direct basis. The credit risk of these loans is mitigated through conservative underwriting standards, including evaluation of the credit worthiness of the borrower’s credit scores and debt-to-income ratios, and the collateral value of the assets securing the loan. Though some loans are done on an unsecured basis, the majority are secured. However, the value of the collateral on these loans may depreciate quickly or may fluctuate and thus present a greater risk to the Company than 1-4 family residential loans.

In order to monitor ongoing risk associated with its loan portfolio and specific credits within the segments, management uses an eight point internal grading system. Management generally follows regulatory definitions in assigning criticized ratings to loans, including substandard, doubtful or loss. The first four rating categories, representing the lowest risk to the Company, are combined and given a “Pass” rating. The “Special Mention” category includes loans that have potential weaknesses that may, if not monitored or corrected, weaken the asset or inadequately protect the Bank’s position at some future date. These assets pose elevated risk, but their weakness does not yet justify a more severe, or criticized rating. “Substandard” loans are classified as they have a well-defined weakness, or weaknesses that jeopardize liquidation of the debt. These loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. “Substandard” loans include loans that management has determined not to be impaired, as well as loans considered to be impaired. A “doubtful” loan has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification of loss is deferred. “Loss” assets are considered uncollectible, as the underlying borrowers are often in bankruptcy, have suspended debt repayments, or ceased business operations. Once a loan is classified as “Loss”, there is little prospect of collecting the loan’s principal or interest and it is generally written off.

The Company has a loan review policy and program which is designed to reduce and control risk in the lending function. This includes the monitoring of the lending activities of all bank personnel with respect to underwriting and processing new loans and the timely follow-up and corrective action for loans showing signs of deterioration in quality. The loan review program provides the Company with an internal, independent review of the loan portfolio on an ongoing basis. Third-party loan reviews are completed annually and involve a representative sample of the Bank’s entire loan portfolio. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as extended delinquencies, bankruptcy, repossession or death of the borrower occurs, which heightens awareness as to a possible credit event.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following summarizes the Bank’s ratings based on its internal risk rating system as of March 31, 2017:

	Pass	Special Mention	Substandard	Doubtful	Loss	Total

Construction and land development	$16,841,080	$—	$—	$—	$—	$16,841,080
Residential real estate - mortgage	93,738,060	—	2,149,446	—	—	95,887,506
Commercial real estate - mortgage	140,957,570	—	612,853	—	—	141,570,423
Commercial and industrial	10,648,825	—	74,396	—	—	10,723,221
Consumer	3,307,660	—	—	—	—	3,307,660
Total	$265,493,195	$—	$2,836,695	$—	$—	$268,329,890

Classified loans may also be evaluated for impairment. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Nonaccrual loans and troubled debt restructures are, by definition, deemed to be impaired. Impairment is measured on a loan-by-loan basis by either the present value of the expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral. For loans that are deemed to be impaired for extended periods of time, periodic updates on fair values are obtained, which may include updated appraisals. The updated fair values will be incorporated into the impairment analysis as of the next reporting period. In the event an updated appraisal that requires a higher impairment reserve is received after a reporting period, but prior to the issuance of the financial statements, an evaluation is made as to the significance of the difference and whether the amounts need to be reflected in the financial statements not yet issued.

Loan charge-offs, which may include, from time-to-time, a partial charge-off, are taken on an impaired loan that is collateral dependent if the loan’s carrying balance exceeds its collateral’s appraised value, the loan has been identified as uncollectible, and it is deemed to be a confirmed loss. Typically, impaired loans with a charge-off or partial charge-off will continue to be considered impaired, unless the note is split into two, and management expects the performing note to continue to perform and is adequately secured. The second, or non-performing note, would be charged-off. Further, an impaired loan with a partial charge-off may continue to have an impairment reserve on it after the partial charge-off, if factors warrant.

As of March 31, 2017, a majority of the Company’s impaired loans’ extent of impairment was measured based on the estimated fair value of the collateral securing the credit. Impairment on troubled debt restructurings that are following the revised terms of the loan are determined based on discounted cash flows. For real estate loans, collateral generally consists of commercial real estate, but in the case of commercial and industrial loans, it would also consist of accounts receivable, inventory, equipment or other business assets. Commercial and industrial loans may also have real estate collateral.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

At the time a real estate-secured loan is deemed impaired, management determines whether an updated valuation of the real estate is necessary to assist in determining the extent of an impairment reserve, if any. The decision, whether an updated appraisal is required, takes into consideration the age of the most recent appraisal, the loan-to-value ratio based on the original certified appraisal, the Company’s recent experience and knowledge of market conditions, recent list prices or broker opinions, the condition of the property, and environmental factors. If market conditions have changed significantly from the date of the most recent appraisal, an updated appraisal will be obtained. The “as is value” provided in the appraisal is often used as the fair value of the collateral in determining impairment, unless circumstances, such as subsequent improvements, approvals, or other circumstances dictate that another value provided by the appraiser is more appropriate.

Generally, impaired loans secured by real estate were measured at fair value using certified real estate appraisals that had been completed within the last year. Appraised values are further discounted for estimated costs to sell the property and other selling considerations to arrive at the properties’ fair value.

Collateral on certain impaired loans is not limited to real estate, and may include accounts receivable, inventory, equipment or other business assets. Estimated fair values are determined based on borrowers’ financial statements, inventory ledgers, accounts receivable agings or appraisals from individuals with knowledge in the business. Stated balances are generally discounted for the age of the financial information or the quality of the assets. In determining fair value, liquidation discounts are applied to this collateral based on existing loan evaluation policies.

The Company distinguishes Substandard loans on both an impaired and non-impaired basis, as it places less emphasis on a loan’s classification, and increased reliance on whether the loan was performing in accordance with the contractual terms. “Substandard” classification does not automatically meet the definition of “impaired”. A substandard credit is one that is inadequately protected by current sound worth, paying capacity of the obligor or the collateral pledged, if any. Extensions of credit so classified have well-defined weaknesses which may jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard credits, does not have to exist in individual extensions of credit classified substandard. The Company evaluates certain accruing commercial real estate, acquisition and development and commercial and industrial loans rated “substandard” collectively as opposed to evaluating these loans individually as impaired. Although these loans have well defined weaknesses and meet the definition of “substandard”, they are generally performing and management has concluded that it is likely it will be able to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.

The following table presents information relating to impaired loans as of March 31, 2017:

	Construction	Residential	Commercial
	and land	real estate -	real estate -	Commercial
	development	mortgage	mortgage	and industrial	Consumer	Total

Recorded investment at period end:
With specific reserve	$—	$2,343,268	$1,889,496	$111,852	$—	$4,344,616
With no specific reserve	—	3,178,509	2,427,998	273,760	—	5,880,267
Total	$—	$5,521,777	$4,317,494	$385,612	$—	$10,224,883

Allowance for credit losses relating to all impaired loans	$—	$401,047	$204,382	$71,182	$—	$676,611
Average recorded investment	$—	$6,025,189	$4,588,262	$398,247	$—	$11,011,698
Interest income recognized for time that loans were impaired	$—	$52,435	$46,833	$1,009	$—	$100,277

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following presents impaired loans that are troubled debt restructurings as of March 31, 2017:

		Recorded
	Number	Investment at
	of Loans	Period-End
Accruing
Construction and land development	—	$—
Residential real estate - mortgage	27	3 ,543,570
Commercial real estate - mortgage	11	3 ,694,642
Commercial and industrial	3	311,215
Consumer	—	—
Total	41	$7,549,427

Nonaccruing
Construction and land development	—	$—
Residential real estate - mortgage	3	327,186
Commercial real estate - mortgage	1	419,846
Commercial and industrial	—	—
Consumer	—	—
Total	4	$747,032

Management further monitors the performance and credit quality of the loan portfolio by analyzing the length of time a portfolio is past due, by aggregating loans based on its delinquencies. The following table presents the loan portfolio summarized by aging categories of performing loans and nonaccrual loans as of March 31, 2017:

		Days Past Due
				90+	Total	Non-	Total
	Current	30-59	60-89	(still accruing)	Past Due	Accrual	Loans

Construction and land development	$16,841,080	$—	$—	$—	$—	$—	$16,841,080
Residential real estate - mortgage	94,007,131	235,798	186,223	—	422,021	1,458,354	95,887,506
Commercial real estate - mortgage	140,423,943	533,628	—	—	533,628	612,852	141,570,423
Commercial and industrial	10,686,002	6,829	—	—	6,829	30,390	10,723,221
Consumer	3,307,327	333	—	—	333	—	3,307,660
Total	$265,265,483	$776,588	$186,223	$—	$962,811	$2,101,596	$268,329,890

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following tables summarize the allowance for credit losses and recorded investment in loans as of March 31, 2017:

	Construction	Residential	Commercial
	and land	real estate -	real estate -	Commercial
	development	mortgage	mortgage	and industrial	Consumer	Unallocated	Total

Allowance for credit losses
Beginning balance	$55,649	$1,145,615	$1,319,297	$120,111	$13,738	$174,426	$2,828,836
Recoveries	—	—	—	4,575	1,720	—	6,295
Charge-offs	—	—	—	—	(5,767)	—	(5,767)
Provision for credit losses	11,174	(40,243)	87,850	(3,726)	(1,796)	(53,259)	—
Ending balance	$66,823	$1,105,372	$1,407,147	$120,960	$7,895	$121,167	$2,829,364
Ending balance: individually evaluated for impairment	$—	$401,047	$204,382	$71,182	$—	$—	$676,611
Ending balance: collectively evaluated for impairment	$66,823	$704,325	$1,202,765	$49,778	$7,895	$121,168	$2,152,754

Loans
Ending balance	$16,841,080	$95,887,506	$141,570,423	$10,723,221	$3,307,660	$—	$268,329,890
Ending balance: individually evaluated for impairment	$—	$5,521,777	$4,317,494	$385,612	$—	$—	$10,224,883
Ending balance: collectively evaluated for impairment	$16,841,080	$90,365,729	$137,252,929	$10,337,609	$3,307,660	$—	$258,105,007

6. DEPOSITS

Deposits are summarized as follows at March 31, 2017:

Noninterest-bearing demand deposits	$75,566,591

Interest-bearing deposits:
Demand	13,643,321
Passbook and statement savings	47,303,294
Money market savings	53,510,100
Time deposits:
$250,000 or less	85,481,579
Greater than $250,000	10,039,669
Total interest bearing deposits	209,977,963
Total deposits	$285,544,554

Time deposit maturities for the Company at March 31, 2017 are as follows:

		% of
	Amount	Total
6 months and less	$7,511,496	8%
7 months to 12 months	30,822,082	32%
13 months to 24 months	15,217,096	16%
25 months to 36 months	15,488,045	16%
37 months to 48 months	19,205,366	20%
Over 48 months	7,277,163	8%
Total time deposits	$95,521,248	100%

7. LONG-TERM DEBT

On June 23, 2005, New Windsor Capital Trust I (the “Trust I”), a Delaware business trust formed, funded and wholly owned by the Bancorp, issued $5,000,000 of 6.39% fixed rate capital securities to institutional investors in a private pooled transaction. The proceeds were transferred to the Bancorp as junior subordinated debt (“2035 junior subordinated debentures”) under the same terms and conditions. The Bancorp then contributed the full amount to the Bank in the form of Tier I capital. The Bancorp has, through various contractual arrangements, fully and unconditionally guaranteed all of Trust I’s obligations with respect to the capital securities.

Under applicable regulatory guidelines, a portion of the capital securities qualify as Tier I capital, and the remaining portion will qualify as Tier II capital. Under applicable regulatory guidelines, the entire $5,000,000 of the outstanding capital securities qualify as Tier I capital at March 31, 2017.

The 2035 junior subordinated debentures are the sole assets of the Trust I and carry a fixed rate of 6.39%. Both the capital securities of the Trust I and the junior subordinated debentures are scheduled to mature on June 23, 2035, unless called by the Bancorp at 100% of the principal amount.

8. COMMITMENTS AND CONTINGENCIES

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

At March 31, 2017, in addition to the undisbursed portion of loans receivable, the Company had outstanding loan commitments of $35,414,000. These commitments are normally met from deposit growth, loan payments, excess liquidity, or borrowed money.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are issued primarily to support construction borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash or a secured interest in real estate as collateral to support those commitments for which collateral is deemed necessary. Standby letters of credit outstanding at March 31, 2017 were $3,589,000.

The Company has established an allowance for off balance sheet credit exposures. The allowance is established as losses are estimated to have occurred through a loss for off balance sheet credit exposures charged to earnings. Losses are charged against the allowance when management believes the required funding of these exposures is uncollectible. While this evaluation is completed on a regular basis, it is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

9. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) profit sharing plan, which covers substantially all employees with more than 90 days of service and at least 1,000 hours of service during the plan year. Employer contributions to the plan are at the discretion of the Board of Directors. Plan expense amounted to $32,134 and $22,860 for the three months ended March 31, 2017 and 2016, respectively.

On January 18, 2005, the Company established a deferred compensation plan. Under this plan, directors and certain key employees are allowed to defer their fees, income or incentives to purchase company stock. Up to 26,250 shares of stock may be issued under this plan and all shares are held in trust. Each director and employee may elect to defer up to 100% of the director fees and qualified income or incentive, respectively. Upon separation from service with the Company, a participant may elect to receive either shares of stock, cash or a combination thereof. Pursuant to the Agreement and Plan of Reorganization with ACNB, no additional deferrals were allowed to the plan after December 31, 2016. As of March 31, 2017, 25,537 shares of common stock have been purchased under this plan, of which 21,824 were purchased from the Company.

On April 17, 2012, the Company’s shareholders approved a proposal to adopt the 2012 Employee Stock Purchase Plan. The purpose of the plan is to provide employees of the Company with an additional employee benefit by providing them an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The plan will purchase shares of the Company’s common stock for participants either directly from the Company (either from its authorized and unissued shares of common stock or its issued but not outstanding shares of common stock), in the open market, or in privately negotiated transactions. The maximum number of shares of common stock that the plan may purchase directly from the Company will be 26,250. The plan can continue in effect for a term of ten years.

An employee electing to participate in the plan may do so by authorizing deductions to be taken from his or her paycheck during an offering period up to a maximum of ten percent (10%) of his or her compensation. The plan is broken down into four periods called “offering periods” starting on January 1st, April 1st, July 1st and October 1st. The amount accumulated for each employee through payroll deduction during an offering period will be used to purchase shares of the Company’s common stock at the end of the offering period. In determining the price of the shares sold, the Compensation Committee determines the fair market value of the Company’s shares using a method allowed by the Internal Revenue Code. The Committee may, but is not required to, offer the shares at a discount not to exceed fifteen percent (15%). No employee may purchase more than $25,000 worth of the Company’s common stock under the plan during any one calendar year. The Company’s board of directors may at any time amend or terminate the plan, except that no amendment may be made without the approval of the shareholders, if such amendment would (1) increase the maximum number of common stock that may be issued under the plan, or (2) amend the requirements as to the class of employees eligible to purchase stock under the plan. Pursuant to the Agreement and Plan of Reorganization with ACNB, no additional deductions were allowed to the plan after December 31, 2016.

The Bank has entered into agreements with certain employees to provide life insurance benefits payable in connection with policies of life insurance on those employees that are owned by the Bank. Each of the agreements provides for the amount of death benefits to be paid to beneficiaries of the insured. For this plan, the Bank expensed $737 during the three months ended March 31, 2017.

In 2016, the Bank adopted supplemental executive retirement plans for certain executives. The plans provide cash compensation to the executive officers under certain circumstances, including a separation of service. The benefits vest over the period from adoption to a specified age for each executive. The Bank recorded expense, including interest, of $14,676 during the three months ended March 31, 2017.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company discloses fair value information about financial instruments for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheet. Financial instruments have been defined broadly to encompass 95.0% of the Company’s assets and 99.7% of its liabilities. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

Quoted market prices, where available, are shown as estimates of fair market values. Because no quoted market prices are available for a significant part of the Company’s financial instruments, the fair values of such instruments have been derived based on the amount and timing of future cash flows and estimated discount rates.

Present value techniques used in estimating the fair value of many of the Company’s financial instruments are significantly affected by the assumptions used. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument. Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities and should not be considered an indication of the fair value of the Company.

The estimated fair values of the Company’s financial instruments as of March 31, 2017 are as follows:

			In Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Carrying		Assets	Inputs	Inputs
	Amount	Fair Value	(level 1)	(level 2)	(level 3)
	Quoted Prices

FINANCIAL ASSETS
Cash and temporary investments (1)	$9,158,587	$9,158,587	$—	$9,158,587	$—
Investment securities and restricted stock	22,967,532	22,967,532	143,947	22,406,483	417,102
Loans held for sale	94,000	94,000	—	94,000	—
Loans, net of allowance	265,500,526	255,142,337	—	—	255,142,337
Accrued interest receivable	616,699	616,699	—	616,699	—
Total financial assets	$298,337,344	$287,979,155	$143,947	$32,275,769	$255,559,439

FINANCIAL LIABILITIES
Deposits	$285,544,554	$286,136,626	$—	$286,136,626	$—
Short-term debt	—	—	—	—	—
Long-term debt	5,000,000	4,618,136	—	4,618,136	—
Accrued interest payable	104,896	104,896	—	104,896	—
Total financial liabilities	$290,649,450	$290,859,658	$—	$290,859,658	$—

(1)   Temporary investments include cash and due from banks and federal funds sold and other overnight investments.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

At March 31, 2017, the Company had outstanding loan commitments and standby letters of credit of $39,003,000. Based on the short-term lives of these instruments, the Company does not believe that the fair value of these instruments differs significantly from their carrying values.

The following methods and assumptions were used to estimate the fair value of each category of financial instruments for which it is practicable to estimate that value:

Cash, due from banks, federal funds sold and other overnight investments. Carrying amount approximated fair value.

Investment securities. The fair value for U.S. Agency, state and municipal, and corporate debt securities was based upon quoted market bids; for mortgage-backed securities upon bid prices for similar pools of fixed and variable rate assets, considering current market spreads and prepayment speeds; and for equity securities upon quoted market prices.

Loans held for sale. Loans held for sale are carried at the lower of aggregate cost or fair value. Fair value is derived from secondary market quotations for similar instruments.

Loans net of allowance. Fair value was estimated by computing the discounted value of estimated cash flows, adjusted for potential credit losses, for pools of loans having similar characteristics. The discount rate was based on the current loan origination rate for a similar loan.

Accrued interest receivable. Carrying amount approximated the fair value of accrued interest, considering the short-term nature of the receivable and its expected collection.

Deposits. The fair value of demand, money market savings and regular savings deposits, which have no stated maturity, were considered equal to their book value, representing the amount payable on demand. These estimated fair values do not include the intangible value of core deposit relationships, which comprise a significant portion of the Company’s deposit base. Management believes that the Company’s core deposit relationships provide a relatively stable, low-cost funding source that has a substantial intangible value separate from the value of the deposit balances. The fair value of time deposits was based upon the discounted value of contractual cash flows at current rates for deposits of similar remaining maturity.

Short-term debt. The fair value of federal funds purchased, borrowings under secured lines of credit and securities sold under agreements to repurchase is approximated by the carrying value.

Long-term debt. The fair value of long-term debt is estimated by discounting the value of contractual cash flows using rates currently offered for instruments with similar terms and remaining maturities.

Accrued interest payable. The fair value is approximated by the carrying value.

Off-balance sheet financial instruments. The Company charges fees for commitments to extend credit. Interest rates on loans for which these commitments are extended are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial, and these guarantees are expected to be settled at face amount or expire unused. It is impractical to assign any fair value to these commitments.